EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated September 8, 2006 on our audit of the financial statements of Churchill Ventures, Ltd. as of September 5, 2006 and for the period from June 26, 2006 (inception) through September 5, 2006 in the Amendment No. 1 to the Form S-1 Registration Statement (No. 333- 135741) to be filed on or about September 12, 2006 and related Prospectus of Churchill Ventures, Ltd.

/s/ Eisner LLP

New York, New York
September 12, 2006